Exhibit 99.4

Vector Group to be acquired by JT Group for $15.00 per share in cash We expect enhanced scale and resources to enable us to further expand distribution, fuel continued growth and deliver increased value to our customers. We expect there will be new opportunities for you as part of a larger, growing global company. Transaction expected to close in the fourth quarter of 2024, subject to regulatory approvals. Why is Vector Group being acquired? • Over many years, working collectively as a team, our company’s performance has been outstanding. We have effectively executed our mission to provide consumers an excellent value proposition in the U.S. cigarette market. Despite a competitive marketplace, a challenging regulatory landscape and ongoing litigation risk, we have achieved meaningful growth in profits and have built Liggett Vector Brands into a leader in the industry. • Liggett Vector Brands’ portfolio of successful national brands, proudly made in the U.S. at our manufacturing facility in the heart of tobacco-growing country, will be instrumental in strengthening JT Group’s U.S. footprint and deepening its relationships with wholesale and retail customers. Together, we expect JT Group and Vector Group will accelerate the delivery of quality products to the market. What does this announcement mean for me? • Until the transaction closes, which is expected in the fourth quarter of 2024, subject to regulatory approvals, Vector Group and JT Group will continue operating independently, just as we do today. • After the acceptance of the shares and merger, Vector Group will become a wholly-owned subsidiary of JT Group. What happens next? • This announcement is just the beginning of a process. Until the transaction closes, Vector Group and JT Group will continue operating independently, as separate companies, just as we do today. • It is important that we continue to stay focused on our day-to-day responsibilities and providing our customers with an excellent value proposition in the U.S. market. • For now, it is business as usual. We will keep you informed as developments occur. Who can I talk to if I have more questions? • Please reach out to your manager or other member of Liggett Vector Brands leadership with additional questions. Four flagship tobacco brands including Global company headquartered in Tokyo, Japan, operating in tobacco, pharmaceuticals and processed food ~ 53,000 employees around the world 1 30+ markets where products are distributed 1 28 nationalities represented across its workforce Additional Information and Where to Find it The tender offer described in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of Vector Group. At the time the offer is commenced, JTI (US) Holding Inc. and its merger subsidiary, Vapor Merger Sub Inc., will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and Vector Group will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. Vector Group stockholders and other investors are urged to read the tender offer materials (including an Offer to Purchase, a relate d Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement, as they may be amended from time to time, when they become available because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of Vector Group. In addition, all of these materials (and all other materials filed by Vector Group with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by Vector Group at www.VectorGroupLtd.com. Cautionary Statement Regarding Forward -Looking Statements This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, may be forward-looking statements. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “should,” “likely,” “will” and other words and terms of similar meaning. Forward-looking statements include, among other things, statements regarding the potential benefits of the proposed transaction; the prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for Vector Group’s business; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; the risk that the proposed transaction may not be completed in a timely manner or at all; uncertainties as to how many of Vector Group’s stockholders will tender their stock in the offer; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of this announcement or pendency of the proposed transaction on Vector Group’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to diverting management’s attention from Vector Group’s ongoing business operations; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of Vector Group’s control; transaction costs; and other risks and uncertainties detailed from time to time in documents filed with the Securities and Exchange Commission (“SEC”) by Vector Group, including Vector Group’s current annual report on Form 10-K on file with the SEC, as well as the Schedule 14D-9 to be filed by Vector Group and the tender offer documents to be filed by JTI (US) Holding Inc. and Vapor Merger Sub Inc. Vector Group is providing the information in this filing as of this date and assumes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law. © 2024 Vector Group